Exhibit 5.1

400 Berwyn Park

899 Cassatt Road

Berwyn, PA  19312-1183

610.640.7800

Fax 610.640.7835

October 4, 2013

Gaming and Leisure Properties, Inc.

825 Berkshire Blvd.

Wyomissing, PA 19610

Re:  Registration Statement No. 333-188608; 88,878,559 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-11 (Registration No. 333-188608) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the distribution (the “Distribution”) of 88,878,559 shares of the common stock, par value $0.01 per share, of the Company (the “Shares”) to holders of record of the common stock and Series C preferred stock of Penn National Gaming, Inc. (“Penn”) as of the record date upon consummation of Penn’s spin-off of the Company (the “Spin-Off”).

We understand that the Shares are to be distributed by the Company pursuant to the terms of (1) an Exchange Agreement by and among Penn, Peter M. Carlino and the Carlino Family Trust to be executed in connection with the Distribution (the “Carlino Exchange Agreement”) and (2) a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) in substantially the form filed as Exhibit 2.1 to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) the form of Carlino Exchange Agreement; (iii) the form of Separation and Distribution Agreement filed as Exhibit 2.1 to the Registration Statement, (iv) the Company’s Articles of Incorporation, as amended to date, (v) the Company’s Bylaws, as amended to date, (vi) resolutions of the Board of Directors of the Company and Penn relating to the Distribution, the Carlino Exchange Agreement and the Separation and Distribution Agreement, (vii) the stock record books of the Company as provided to us by the Company, (viii) the form of the Company’s Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to the Registration Statement, (ix) the form of the Company’s Amended and Restated Bylaws, filed as Exhibit 3.2 to the Registration Statement and (ix) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania, including statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Pennsylvania and reported judicial decisions interpreting such laws of the Commonwealth of Pennsylvania, and the federal laws of the United States of America.

Based upon and subject to the forgoing, we are of the opinion that when (i) the duly appointed officers of Penn, Peter M. Carlino and a duly authorized trustee of the Carlino Family Trust execute and deliver the Carlino Exchange Agreement, (ii) the duly appointed officers of the Company and Penn execute and deliver the Separation and Distribution Agreement, and (iii) the Shares are distributed to Penn’s holders of record in accordance with the Carlino Exchange Agreement and the Separation and Distribution Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP